CONTACT:
Michael Archer
Executive Vice President
Chief Financial Officer
Camden National Corporation
(800) 860-8821
marcher@camdennational.bank

FOR IMMEDIATE RELEASE

CAMDEN NATIONAL CORPORATION REPORTS
THIRD QUARTER 2023 FINANCIAL RESULTS

Reports Third Quarter 2023 Net Income of $9.8 million and Diluted EPS of $0.67

CAMDEN, Maine, October 31, 2023/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $5.8 billion bank holding company headquartered in Camden, Maine, reported net income of $9.8 million and diluted earnings per share ("EPS") of $0.67 for the third quarter of 2023, both decreases of 21%, compared to the second quarter of 2023. The Company's third quarter operating results include the impact from the sale of $66.7 million of investment securities that resulted in a pre-tax loss of $5.3 million. The Company sold these investments to reposition a portion of its balance sheet in response to the interest rate environment and, in doing so, is expected to improve its future earnings and profitability metrics. The strength of the Company's capital position enabled it to absorb the loss while maintaining strong capital ratios well in excess of regulatory capital requirements. Excluding the investment loss, the Company's adjusted net income (non-GAAP) for the third quarter of 2023 was $14.0 million and adjusted EPS (non-GAAP) was $0.96, both an increase of 13% over the second quarter of 2023.

“The continued strength of our capital and operating earnings allowed us to execute an investment restructure strategy that repositions us for the future, while still reporting positive quarterly earnings,” said Gregory A. Dufour, President and Chief Executive Officer. “Although net income decreased 21% compared to the second quarter, on a non-GAAP basis, excluding the $5.3 million pre-tax loss on sale of securities, net income increased 13% over last quarter highlighting the benefits of the strategies we have taken year-to-date as we continue to prioritize deposits, net interest margin optimization and maintaining our strong asset quality.”

For the nine months ended September 30, 2023, the Company reported net income of $34.9 million and diluted EPS of $2.39, decreases of 24% and 23%, respectively, compared to the nine months ended September 30, 2022. The decrease in earnings between periods reflects the sharp rise in interest rates between periods and the impact of a prolonged inverted yield curve, a $5.3 million pre-tax loss on the sale of investment securities recorded in the third quarter of 2023 as part of the Company's balance sheet repositioning, and the write-off of a $1.8 million Signature Bank corporate bond in the first quarter of 2023. Excluding the impact of the investment loss and corporate bond write-off, adjusted net income (non-GAAP) for the nine months ended September 30, 2023 was $40.6 million and adjusted diluted EPS (non-GAAP) was $2.77, decreases of 12% and 11%, respectively, compared to the same period in 2022.

“Earlier this quarter, we announced further details on my upcoming retirement and planned succession,” said Dufour. “At the end of this year, I will be stepping down as President and CEO of Camden National. The Board of Directors announced the appointment of Simon Griffiths who currently serves as Executive Vice President - Head of Core Banking at Citizens Bank, as my successor. I will remain with Camden National as an advisor for several months following my retirement on December 31, 2023. It has been a privilege serving as the President and CEO of Camden National Corporation for the past 14 years.” Griffiths will join Camden National on or about November 20, 2023, as Executive Vice President and Chief Operating Officer. He will become president and CEO of Camden National, as well as a member of the Board of Directors, effective January 1, 2024.

THIRD QUARTER 2023 HIGHLIGHTS

•Net income decreased $2.6 million, or 21%, and diluted EPS decreased $0.18, or 21%, compared to the second quarter, as the Company executed on its strategy to reposition its balance sheet by selling $66.7 million of securities at a pre-tax loss of $5.3 million. The proceeds from the sale were reinvested into investment securities at current market rates and used to pay-down the Company's borrowings. The Company expects this strategy to improve prospective net interest margin and earnings. Adjusted net income and diluted EPS, excluding the investment loss (non-GAAP), increased $1.6 million, or 13%, and $0.11, or 13%, respectively, over the second quarter of 2023.
•Return on average assets was 0.68% and adjusted return on average assets (non-GAAP) was 0.97%, compared to 0.87% and 0.87%, respectively, for the second quarter of 2023.
•Return on average equity was 8.25% and adjusted return on average equity (non-GAAP) was 11.80%, compared to 10.66% and 10.66%, respectively, for the second quarter of 2023.
•GAAP efficiency ratio was 69.60% and non-GAAP efficiency ratio was 60.63%, compared to 63.42% and 63.07%, respectively, for the second quarter of 2023.
•Net interest margin decreased 1 basis point to 2.39%, compared to the second quarter of 2023.
•Asset quality remained strong, with non-performing assets totaling 0.11% of total assets and 0.16% of total loans, compared to 0.09% and 0.13%, respectively, at June 30, 2023. Annualized net charge-offs were 0.01%, compared to 0.04% for the second quarter of 2023.
•Uninsured and uncollateralized1 deposits at September 30, 2023 and June 30, 2023 were 15% of total deposits at each date, and available liquidity sources were 2.1 times and 2.0 times uninsured and uncollateralized deposits, respectively.

FINANCIAL CONDITION

As of September 30, 2023, total assets were $5.8 billion, an increase of 1% since June 30, 2023, and an increase of 2% since December 31, 2022.

Loans
Loans at September 30, 2023, totaled $4.1 billion, a 1% decrease since June 30, 2023, and an increase of 1% since December 31, 2022.
•Loan balances contracted in the third quarter of 2023 as the Company's retail loan portfolio grew less than 1%, while the commercial loan portfolio decreased 2% due to a few large loan payoffs and the Company's strategy to prioritize net interest margin over loan growth.
•Residential real estate loans grew 3% and commercial real estate loans grew 2% through September 30, 2023, compared to December 31, 2022.
1 Uncollateralized deposits are customer deposits for which the Company has not pledged any of its assets, including investment securities, or provided any other type of guarantee.

•The Company sold 45% of residential mortgages it originated through the nine months ended September 30, 2023, compared to 21% for the same period in 2022.
•At September 30, 2023, the committed retail and commercial loan portfolio pipelines totaled $49.5 million and $29.5 million, respectively. As of September 30, 2023, 39% of the committed residential real estate loan portfolio was designated for sale.

Investments
Investments totaled $1.2 billion as of September 30, 2023, a decrease of 4% since June 30, 2023, and a decrease of 8% since December 31, 2022. Investment balances represented 20% of the Company's assets as of September 30, 2023, compared to 21% at June 30, 2023 and 22% at December 31, 2022.
•The Company repositioned its balance sheet during the third quarter of 2023 to enhance future net interest margin and earnings by selling $66.7 million of investments with a weighted-average yield of 2.31% at a pre-tax loss of $5.3 million. The Company reinvested $30.0 million of the proceeds into investments yielding 6.06% and the remaining proceeds were used to pay-down the Company's borrowings. The estimated earn-back period on tangible book value dilution from the loss on sale of investments is less than three years.
•As of September 30, 2023, the Company's debt securities designated as available-for-sale (“AFS") and held-to-maturity (“HTM”) were, collectively, in a net unrealized loss position of $182.4 million, increasing from a net unrealized loss position of $138.7 million and $141.5 million as of June 30, 2023 and December 31, 2022, respectively. As of September 30, 2023, 89% of the investment portfolio was made up of agency-backed bonds, 8% was municipal bonds and 3% was corporate bonds. The Company actively monitors its investment portfolio for credit risk, and, as of September 30, 2023, there were no credit concerns identified within the portfolio.
•As of September 30, 2023, the weighted-average life and duration of the Company's debt securities was 7.5 years and 5.7 years, respectively, compared to 7.8 years and 5.8 years at December 31, 2022.

Deposits
As of September 30, 2023, deposits totaled $4.7 billion, a decrease of less than 1% since June 30, 2023, and a decrease of 3% since December 31, 2022.
•Deposits decreased $15.3 million in the third quarter of 2023 led by a decrease in brokered CDs of $90.4 million, or 40%, and lower checking and savings account balances of $66.6 million, or 2%. These decreases were partially offset by certificate of deposit ("CD") and money market account growth of $102.8 million, or 23%, and $38.8 million, or 5%, driven by various promotions and campaigns, as well as continued deposit mix shift from lower interest-bearing accounts (checking and savings accounts) to higher interest-bearing deposit accounts (CDs and money market accounts).
•Deposit balances decreased $148.5 million for the first nine months of 2023 driven by lower balances within checking and savings of $413.7 million, or 11%, and brokered deposits of $47.4 million, or 26%. These decreases were partially offset by CD and money market account growth of $251.7 million, or 84%, and $60.9 million, or 9%, respectively.
•The loan-to-deposit ratio was 87% as of September 30, 2023 compared to 87% at June 30, 2023 and 83% at December 31, 2022.

Borrowings
As of September 30, 2023, borrowings totaled $514.5 million, an increase $22.0 million, or 4%, since June 30, 2023, and $205.0 million, or 66%, since December 31, 2022.
•As of September 30, 2023, the Company's borrowings consisted of: (1) $210.1 million of customer repurchase agreements, (2) $135.0 million from the Bank Term Funding Program (“BTFP”) at a fixed rate of 4.70% scheduled to mature in May 2024, which the Company may exercise its right to prepay at any time without penalty, (3) $125.0 million of short-term Federal Home Loan Bank of Boston borrowings that support interest rate swap derivatives, and (4) $44.3 million of junior subordinated debentures.

Derivatives
The Company executed $450.0 million of balance sheet derivatives during the nine months ended September 30, 2023, to provide protection for rising short-term interest rates. The balance sheet derivatives contributed $3.1 million of pre-tax income during the nine months ended September 30, 2023, including $1.4 million for the third quarter of 2023.

Capital
As of September 30, 2023, the Company's regulatory capital ratios were each well in excess of regulatory capital requirements. The Company's common equity ratio was 8.02%, and its tangible common equity ratio (non-GAAP) was 6.47%, compared to 8.14% and 6.58%, respectively, at June 30, 2023, and 7.96% and 6.37%, respectively, at December 31, 2022.

The Company announced a cash dividend of $0.42 per share, representing an annualized dividend yield of 5.95%, based on the Company's closing share price of $28.22, as reported by NASDAQ on September 29, 2023 (the last business day of the third quarter of 2023), payable on October 31, 2023, to shareholders of record on October 13, 2023.

The Company repurchased 65,692 shares of its common stock at an average price of $30.41 per share during the nine months ended September 30, 2023.

ASSET QUALITY

The Company's credit quality within its loan portfolio remained very strong throughout the third quarter of 2023. Loans 30-89 days past due and non-performing loans each increased during the third quarter of 2023 due to two residential loans. The Company continues to actively monitor its loan portfolio, particularly its commercial real estate loan portfolio, for signs of credit stress.
•Loans 30-89 days past due were 0.09% of total loans at September 30, 2023, 0.05% at June 30, 2023, and 0.06% of total loans at December 31, 2022.
•Non-performing loans were 0.16% of total loans at September 30, 2023, compared to 0.13% at each of June 30, 2023 and December 31, 2022.
•Annualized net charge-offs to average loans was 0.01% for the third quarter of 2023, compared to 0.04% for the second quarter of 2023 and 0.03% for the fourth quarter of 2022.

FINANCIAL OPERATING RESULTS (Q3 2023 vs. Q2 2023)

Net income for the third quarter of 2023 was $9.8 million, a decrease of $2.6 million, or 21%, compared to the second quarter of 2023. Adjusted net income (non-GAAP) increased $1.6 million, or 13%, and adjusted diluted EPS (non-GAAP) increased $0.11, or 13%, compared to the previous quarter.

Net Interest Income and Net Interest Margin
Net interest income for the third quarter of 2023 was $32.6 million, a decrease of $106,000, compared to the second quarter of 2023. The decrease was driven by a 1 basis point decrease in net interest margin between periods to 2.39% for the third quarter of 2023.

(Credit) Provision for Credit Losses
Negative provision expense (i.e., credit for credit losses) of $574,000 was recorded for the third quarter of 2023, reflecting the Company's continued favorable asset quality and a decrease in loans during the quarter, primarily driven by the commercial loan portfolio.
We continue to believe the risk of a potential macroeconomic slow-down in future periods exists. At September 30, 2023, the allowance for credit losses ("ACL") on loans was 0.90% of total loans, consistent with June 30, 2023. At September 30, 2023, the ACL was 5.5 times total non-performing loans, compared to 7.1 times at June 30, 2023.

The change in provision for credit losses between periods is highlighted in the table below:

($ in thousands)	Q3 2023	Q2 2023	Increase / (Decrease)
(Credit) provision for credit losses - loans	$(456)	$305	$(761)
Credit for credit losses - off-balance sheet credit exposures	(118)	(202)	84
(Credit) provision for credit losses	$(574)	$103	$(677)

Non-Interest Income
Non-interest income for the third quarter of 2023 was $5.1 million, a decrease of $5.0 million, or 50%, over the second quarter of 2023. The decrease was driven by the sale of investments as part of the repositioning of the Company's balance sheet during the third quarter of 2023, which generated a $5.3 million pre-tax loss.

Non-Interest Expense
Non-interest expense for the third quarter of 2023 was $26.2 million, a decrease of $936,000, or 3%, compared to the second quarter of 2023. The Company's GAAP efficiency ratio and non-GAAP efficiency ratio for the third quarter of 2023 was 69.60% and 60.63%, respectively, compared to 63.42% and 63.07% for the second quarter of 2023. For the third quarter of 2023, the Company's overhead ratio, which compares annualized non-interest expense for the quarter to average assets, was 1.83%, compared to 1.90% for the second quarter of 2023.
•Salaries and employee benefits costs decreased 4% on a linked quarter basis, primarily due to lower incentive-related accruals based on year-to-date financial performance.
•Consulting and other professional fees decreased by $478,000 on a linked quarter basis, primarily due to the timing of the annual equity award grant to the Company's independent directors in the second quarter of each year.

Q3 2023 CONFERENCE CALL

Camden National will host a conference call and webcast at 3:00 p.m., Eastern Time, on Tuesday, October 31, 2023 to discuss its third quarter 2023 financial results and outlook. Participants should dial into the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (Domestic):            (833) 470-1428
Live dial-in (All other locations):    (929) 526-1599
Participant access code:            414870
Live webcast:                https://events.q4inc.com/attendee/633051855

A link to the live webcast will be available on Camden National's website under "About — Investor Relations" at CamdenNational.bank prior to the meeting, and a replay of the webcast will be available on Camden National's website following the conference call. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ: CAC) is the largest publicly traded bank holding company in Northern New England with $5.8 billion in assets and was proudly listed as one of the Best Places to Work in Maine for the past three years. Founded in 1875, Camden National Bank is a full-service community bank dedicated to customers at every stage of their financial journey. With 24/7 live phone support, 57 banking centers, and additional lending offices in New Hampshire and Massachusetts, Camden National Bank offers the latest in digital banking, complemented by award-winning, personalized service. To learn more, visit CamdenNational.bank. Member FDIC. Equal Housing Lender.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; inflation; ongoing competition in labor markets and employee turnover; deterioration in the value of Camden National's investment securities; changes in consumer spending and savings habits; changes in the interest rate environment; changes in general economic conditions; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; legislative and regulatory changes that adversely affect the business in which Camden National is engaged; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions, including Camden National, which could affect Camden National's ability to attract and retain depositors, and could affect the ability of financial services providers, including the Company, to borrow or raise capital; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; changes to regulatory capital requirements in response to recent developments affecting the banking sector; changes in the securities markets and other risks and uncertainties disclosed from time to time in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by other filings with the Securities and Exchange Commission ("SEC"). Further, statements regarding the potential effects of the war in Ukraine, the COVID-19 pandemic, conflict in the Middle East and other notable and global current events on the Company's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possible materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control. Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures such as: adjusted net income; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average equity; pre-tax pre-provision income; adjusted pre-tax pre-provision income; return on average tangible equity and adjusted return on average tangible equity; the efficiency and tangible common equity ratios; tangible book value per share; core deposits and average core deposits. Management utilizes these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measures can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Annualized data may not be indicative of any four-quarter period and is presented for illustrative purposes only.

Selected Financial Data
(unaudited)

	At or For The Three Months Ended			At or For The Nine Months Ended
(In thousands, except number of shares and per share data)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Financial Condition Data
Investments	$1,157,618	$1,211,679	$1,276,762	$1,157,618	$1,276,762
Loans	4,058,413	4,100,131	3,860,680	4,058,413	3,860,680
Allowance for credit losses on loans	36,407	36,983	36,542	36,407	36,542
Total assets	5,779,675	5,743,931	5,551,724	5,779,675	5,551,724
Deposits	4,678,406	4,693,745	4,568,604	4,678,406	4,568,604
Borrowings	514,471	492,513	465,432	514,471	465,432
Shareholders' equity	463,298	467,376	431,007	463,298	431,007
Operating and Per Share Data
Net income	$9,787	$12,389	$14,267	$34,903	$46,088
Adjusted net income (non-GAAP)(1)	14,002	12,389	14,267	40,570	46,095
Diluted earnings per share	0.67	0.85	0.97	2.39	3.12
Adjusted diluted earnings per share (non-GAAP)(1)	0.96	0.85	0.97	2.77	3.12
Cash dividends declared per share	0.42	0.42	0.40	1.26	1.20
Book value per share	31.82	32.11	29.59	31.82	29.59
Tangible book value per share (non-GAAP)(1)	25.24	25.52	22.97	25.24	22.97
Profitability Ratios
Return on average assets	0.68%	0.87%	1.03%	0.82%	1.13%
Adjusted return on average assets (non-GAAP)(1)	0.97%	0.87%	1.03%	0.95%	1.13%
Return on average equity	8.25%	10.66%	12.50%	10.00%	12.88%
Adjusted return on average equity (non-GAAP)(1)	11.80%	10.66%	12.50%	11.63%	12.88%
Return on average tangible equity (non-GAAP)(1)	10.48%	13.55%	16.02%	12.72%	16.27%
Adjusted return on average tangible equity (non-GAAP)(1)	14.94%	13.55%	16.02%	14.77%	16.27%
GAAP efficiency ratio	69.60%	63.42%	56.71%	63.82%	56.38%
Efficiency ratio (non-GAAP)(1)	60.63%	63.07%	56.43%	60.87%	56.10%
Net interest margin (fully-taxable equivalent)	2.39%	2.40%	2.88%	2.44%	2.86%
Asset Quality Ratios
ACL on loans to total loans	0.90%	0.90%	0.95%	0.90%	0.95%
Non-performing assets to total assets	0.11%	0.09%	0.09%	0.11%	0.09%
Annualized net charge-offs to average loans	0.01%	0.04%	0.02%	0.03%	0.02%
Capital Ratios
Common equity ratio	8.02%	8.14%	7.76%	8.02%	7.76%
Tangible common equity ratio (non-GAAP)(1)	6.47%	6.58%	6.13%	6.47%	6.13%
Tier 1 leverage capital ratio	9.35%	9.29%	9.24%	9.35%	9.24%
Common equity tier 1 risk-based capital ratio	12.16%	11.92%	11.72%	12.16%	11.72%
Total risk-based capital ratio	14.19%	13.95%	13.81%	14.19%	13.81%
(1)    This is a non-GAAP measure, please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)."

Consolidated Statements of Condition Data
(unaudited)

(In thousands)	September 30, 2023	December 31, 2022	September 30, 2022
ASSETS
Cash, cash equivalents and restricted cash	$211,514	$75,427	$82,012
Investments:
Trading securities	4,195	3,990	3,727
Available-for-sale securities, at fair value (amortized cost of $705,019, $796,960, and $833,888 respectively)	589,003	695,875	723,618
Held-to-maturity securities, at amortized cost (fair value of $483,547, $506,193 and $491,759 respectively)	549,961	546,583	534,309
Other investments	14,459	12,713	15,108
Total investments	1,157,618	1,259,161	1,276,762
Loans held for sale, at fair value (book value of $11,299, $5,259, and $4,863 respectively)	11,187	5,197	4,629
Loans:
Commercial real estate	1,653,288	1,624,937	1,562,887
Commercial	400,031	430,131	424,010
Residential real estate	1,752,401	1,700,266	1,619,409
Consumer and home equity	252,693	255,019	254,374
Total loans	4,058,413	4,010,353	3,860,680
Less: allowance for credit losses on loans	(36,407)	(36,922)	(36,542)
Net loans	4,022,006	3,973,431	3,824,138
Goodwill and core deposit intangible assets	95,816	96,260	96,416
Other assets	281,534	262,374	267,767
Total assets	$5,779,675	$5,671,850	$5,551,724
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest checking	$1,023,239	$1,141,753	$1,245,137
Interest checking	1,579,991	1,763,850	1,460,571
Savings and money market	1,389,180	1,439,622	1,493,518
Certificates of deposit	552,111	300,451	279,603
Brokered deposits	133,885	181,253	89,775
Total deposits	4,678,406	4,826,929	4,568,604
Short-term borrowings	470,140	265,176	421,101
Junior subordinated debentures	44,331	44,331	44,331
Accrued interest and other liabilities	123,500	84,136	86,681
Total liabilities	5,316,377	5,220,572	5,120,717
Commitments and Contingencies
Shareholders’ equity
Common stock, no par value: authorized 40,000,000 shares, issued and outstanding 14,558,137, 14,567,325 and 14,563,828 shares on September 30, 2023, December 31, 2022 and September 30, 2022, respectively	114,842	115,069	114,536
Retained earnings	478,664	462,164	452,927
Accumulated other comprehensive loss:
Net unrealized loss on debt securities, net of tax	(139,228)	(131,539)	(140,268)
Net unrealized gain on cash flow hedging derivative instruments, net of tax	9,343	5,891	6,545
Net unrecognized loss on postretirement plans, net of tax	(323)	(307)	(2,733)
Total accumulated other comprehensive loss	(130,208)	(125,955)	(136,456)
Total shareholders’ equity	463,298	451,278	431,007
Total liabilities and shareholders’ equity	$5,779,675	$5,671,850	$5,551,724

Consolidated Statements of Income Data
(unaudited)

	For The Three Months Ended			For The Nine Months Ended
(In thousands, except per share data)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Interest Income
Interest and fees on loans	$50,115	$48,645	$37,568	$144,092	$102,724
Taxable interest on investments	5,814	5,852	5,756	17,629	17,395
Nontaxable interest on investments	748	762	790	2,273	2,324
Dividend income	302	267	137	788	349
Other interest income	690	529	330	1,667	677
Total interest income	57,669	56,055	44,581	166,449	123,469
Interest Expense
Interest on deposits	20,969	19,245	5,442	56,046	9,785
Interest on borrowings	3,577	3,587	787	9,249	1,372
Interest on junior subordinated debentures	539	533	539	1,600	1,600
Total interest expense	25,085	23,365	6,768	66,895	12,757
Net interest income	32,584	32,690	37,813	99,554	110,712
(Credit) provision for credit losses	(574)	103	2,764	1,531	4,034
Net interest income after provision for credit losses	33,158	32,587	35,049	98,023	106,678
Non-Interest Income
Debit card income	3,130	3,079	3,234	9,147	9,371
Service charges on deposit accounts	2,040	1,935	1,941	5,737	5,705
Income from fiduciary services	1,641	1,775	1,535	5,016	4,847
Brokerage and insurance commissions	1,217	1,152	1,003	3,462	3,269
Mortgage banking income, net	583	590	635	1,889	3,186
Bank-owned life insurance	644	613	374	1,849	1,519
Net loss on sale of securities	(5,335)	—	—	(5,335)	(9)
Other income	1,152	966	1,232	3,283	3,032
Total non-interest income	5,072	10,110	9,954	25,048	30,920
Non-Interest Expense
Salaries and employee benefits	14,744	15,288	15,849	44,605	46,757
Furniture, equipment and data processing	3,382	3,179	3,305	9,772	9,639
Net occupancy costs	1,804	1,852	1,765	5,735	5,715
Debit card expense	1,318	1,262	1,210	3,781	3,410
Consulting and professional fees	897	1,375	814	3,327	3,114
Regulatory assessments	861	868	575	2,574	1,745
Amortization of core deposit intangible assets	148	148	156	444	469
Other real estate owned and collection (recoveries) costs, net	(34)	4	56	(25)	9
Other expenses	3,087	3,167	3,361	9,302	8,998
Total non-interest expense	26,207	27,143	27,091	79,515	79,856
Income before income tax expense	12,023	15,554	17,912	43,556	57,742
Income Tax Expense	2,236	3,165	3,645	8,653	11,654
Net Income	$9,787	$12,389	$14,267	$34,903	$46,088
Per Share Data
Basic earnings per share	$0.67	$0.85	$0.97	$2.39	$3.13
Diluted earnings per share	0.67	0.85	0.97	2.39	3.12

Quarterly Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance			Yield/Rate
	For The Three Months Ended			For The Three Months Ended
(Dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	June 30, 2023	September 30, 2022
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$48,401	$27,008	$30,063	4.04%	4.90%	2.24%
Investments - taxable	1,177,367	1,212,942	1,288,172	2.14%	2.08%	1.88%
Investments - nontaxable(1)	102,872	105,210	109,661	3.68%	3.67%	3.65%
Loans(2):
Commercial real estate	1,658,125	1,670,299	1,546,638	4.84%	4.75%	4.04%
Commercial(1)	391,052	405,485	402,152	6.08%	5.83%	4.26%
SBA PPP	439	512	1,254	2.40%	4.27%	15.67%
Municipal(1)	18,888	17,484	22,574	4.41%	3.98%	3.01%
Residential real estate	1,762,860	1,748,443	1,571,449	4.18%	4.06%	3.49%
Consumer and home equity	252,357	253,308	252,145	7.74%	7.53%	5.21%
Total loans	4,083,721	4,095,531	3,796,212	4.85%	4.73%	3.91%
Total interest-earning assets	5,412,361	5,440,691	5,224,108	4.23%	4.12%	3.40%
Other assets	304,439	271,822	292,973
Total assets	$5,716,800	$5,712,513	$5,517,081

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,019,450	$999,809	$1,243,174	—%	—%	—%
Interest checking	1,584,314	1,638,677	1,502,436	2.42%	2.28%	0.85%
Savings	661,126	685,282	774,725	0.14%	0.10%	0.04%
Money market	721,423	692,330	720,641	2.85%	2.47%	0.84%
Certificates of deposit	497,301	410,272	290,043	3.05%	2.55%	0.45%
Total deposits	4,483,614	4,426,370	4,531,019	1.67%	1.48%	0.45%
Borrowings:
Brokered deposits	161,623	237,083	80,701	5.07%	4.89%	1.40%
Customer repurchase agreements	193,297	192,428	228,495	1.69%	1.47%	0.57%
Junior subordinated debentures	44,331	44,331	44,331	4.83%	4.83%	4.83%
Other borrowings	263,705	272,737	108,084	4.14%	4.23%	1.68%
Total borrowings	662,956	746,579	461,611	3.70%	3.77%	1.38%
Total funding liabilities	5,146,570	5,172,949	4,992,630	1.93%	1.81%	0.54%
Other liabilities	99,480	73,366	71,636
Shareholders' equity	470,750	466,198	452,815
Total liabilities & shareholders' equity	$5,716,800	$5,712,513	$5,517,081
Net interest rate spread (fully-taxable equivalent)				2.30%	2.31%	2.86%
Net interest margin (fully-taxable equivalent)				2.39%	2.40%	2.88%
(1)      Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2)     Non-accrual loans and loans held for sale are included in total average loans.

Year-to-Date Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance		Yield/Rate
	For The Nine Months Ended		For The Nine Months Ended
(Dollars in thousands)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$30,002	$60,105	4.78%	0.57%
Investments - taxable	1,209,000	1,354,339	2.09%	1.79%
Investments - nontaxable(1)	104,518	112,526	3.67%	3.49%
Loans(2):
Commercial real estate	1,658,188	1,512,285	4.73%	3.81%
Commercial(1)	401,817	391,540	5.80%	3.82%
SBA PPP	514	9,138	3.08%	18.01%
Municipal(1)	17,467	18,837	4.01%	3.17%
Residential real estate	1,742,340	1,459,659	4.01%	3.46%
Consumer and home equity	253,137	240,041	7.46%	4.60%
Total loans	4,073,463	3,631,500	4.69%	3.75%
Total interest-earning assets	5,416,983	5,158,470	4.09%	3.19%
Other assets	288,783	291,821
Total assets	$5,705,766	$5,450,291

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,031,700	$1,214,263	—%	—%
Interest checking	1,637,231	1,448,146	2.23%	0.46%
Savings	693,468	759,053	0.10%	0.04%
Money market	704,360	712,729	2.51%	0.52%
Certificates of deposit	409,909	297,646	2.54%	0.44%
Total deposits	4,476,668	4,431,837	1.46%	0.27%
Borrowings:
Brokered deposits	206,206	133,928	4.64%	0.74%
Customer repurchase agreements	189,532	220,026	1.42%	0.41%
Junior subordinated debentures	44,331	44,331	4.83%	4.83%
Other borrowings	237,546	65,595	4.07%	1.41%
Total borrowings	677,615	463,880	3.55%	1.07%
Total funding liabilities	5,154,283	4,895,717	1.74%	0.35%
Other liabilities	84,920	76,154
Shareholders' equity	466,563	478,420
Total liabilities & shareholders' equity	$5,705,766	$5,450,291
Net interest rate spread (fully-taxable equivalent)			2.35%	2.84%
Net interest margin (fully-taxable equivalent)			2.44%	2.86%
(1)      Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2)     Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data
(unaudited)

(In thousands)	At or For The Nine Months Ended September 30, 2023	At or For The Six Months Ended June 30, 2023	At or For The Three Months Ended March 31, 2023	At or For The Year Ended December 31, 2022	At or For The Nine Months Ended September 30, 2022
Non-accrual loans:
Residential real estate	$2,775	$1,781	$1,713	$1,733	$1,562
Commercial real estate	92	56	56	57	73
Commercial	1,083	729	748	715	541
Consumer and home equity	674	482	441	486	589
Total non-accrual loans	4,624	3,048	2,958	2,991	2,765
Accruing troubled-debt restructured loans not included above	1,997	2,140	2,154	2,114	2,285
Total non-performing loans	6,621	5,188	5,112	5,105	5,050
Other real estate owned	—	—	—	—	—
Total non-performing assets	$6,621	$5,188	$5,112	$5,105	$5,050
Loans 30-89 days past due:
Residential real estate	$751	$1,192	$313	$1,038	$2,326
Commercial real estate	188	112	111	323	195
Commercial	2,260	294	1,030	802	1,344
Consumer and home equity	603	653	684	391	843
Total loans 30-89 days past due	$3,802	$2,251	$2,138	$2,554	$4,708
ACL on loans at the beginning of the period	$36,922	$36,922	$36,922	$33,256	$33,256
Provision for loan losses	288	744	439	4,430	3,788
Charge-offs:
Residential real estate	18	18	18	66	65
Commercial real estate	58	—	—	—	—
Commercial	1,101	846	312	1,042	744
Consumer and home equity	63	31	4	134	130
Total charge-offs	1,240	895	334	1,242	939
Total recoveries	(437)	(212)	(107)	(478)	(437)
Net charge-offs	803	683	227	764	502
ACL on loans at the end of the period	$36,407	$36,983	$37,134	$36,922	$36,542
Components of ACL:
ACL on loans	$36,407	$36,983	$37,134	$36,922	$36,542
ACL on off-balance sheet credit exposures(1)	2,670	2,788	2,990	3,265	3,441
ACL, end of period	$39,077	$39,771	$40,124	$40,187	$39,983
Ratios:
Non-performing loans to total loans	0.16%	0.13%	0.13%	0.13%	0.13%
Non-performing assets to total assets	0.11%	0.09%	0.09%	0.09%	0.09%
ACL on loans to total loans	0.90%	0.90%	0.91%	0.92%	0.95%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.01%	0.04%	0.02%	0.03%	0.02%
Year-to-date	0.03%	0.03%	0.02%	0.02%	0.02%
ACL on loans to non-performing loans	549.87%	712.86%	726.41%	723.25%	723.60%
Loans 30-89 days past due to total loans	0.09%	0.05%	0.05%	0.06%	0.12%
(1)    Presented within accrued interest and other liabilities on the consolidated statements of condition.

Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)

Adjusted Net Income; Adjusted Diluted Earnings per Share; Adjusted Return on Average Assets; and Adjusted Return on Average Equity:
	For the Three Months Ended			For the Nine Months Ended
(In thousands, except number of shares, per share data and ratios)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Adjusted Net Income:
Net income, as presented	$9,787	$12,389	$14,267	$34,903	$46,088
Adjustment for net loss on sale of securities	5,335	—	—	5,335	9
Adjustment for Signature Bank bond write-off	—	—	—	1,838	—
Tax impact of above adjustments(1)	(1,120)	—	—	(1,506)	(2)
Adjusted net income	$14,002	$12,389	$14,267	$40,570	$46,095
Adjusted Diluted Earnings per Share:
Diluted earnings per share, as presented	$0.67	$0.85	$0.97	$2.39	$3.12
Adjustment for net loss on sale of securities	0.37	—	—	0.37	—
Adjustment for Signature Bank bond write-off	—	—	—	0.13	—
Tax impact of above adjustments(1)	(0.08)	—	—	(0.12)	—
Adjusted diluted earnings per share	$0.96	$0.85	$0.97	$2.77	$3.12
Adjusted Return on Average Assets:
Return on average assets, as presented	0.68%	0.87%	1.03%	0.82%	1.13%
Adjustment for net loss on sale of securities	0.37%	—	—	0.13%	—
Adjustment for Signature Bank bond write-off	—	—	—	0.04%	—
Tax impact of above adjustments(1)	(0.08)%	—	—	(0.04)%
Adjusted return on average assets	0.97%	0.87%	1.03%	0.95%	1.13%
Adjusted Return on Average Equity:
Return on average equity, as presented	8.25%	10.66%	12.50%	10.00%	12.88%
Adjustment for net loss on sale of securities	4.50%	—	—	1.53%	—
Adjustment for Signature Bank bond write-off	—	—	—	0.53%	—
Tax impact of above adjustments(1)	(0.95)%	—	—	(0.43)%	—
Adjusted return on average equity	11.80%	10.66%	12.50%	11.63%	12.88%
(1) Assumed a 21% tax rate.

Pre-Tax Pre-Provision Income and Adjusted Pre-Tax Pre-Provision Income:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income, as presented	$9,787	$12,389	$14,267	$34,903	$46,088
Adjustment for (credit) provision for credit losses	(574)	103	2,764	1,531	4,034
Adjustment for income tax expense	2,236	3,165	3,645	8,653	11,654
Pre-tax pre-provision income	11,449	15,657	20,676	45,087	61,776
Adjustment for net loss on sale of securities	5,335	—	—	5,335	9
Adjustment for SBA PPP loan income	(3)	(6)	(50)	(12)	(1,248)
Adjusted pre-tax pre-provision income	$16,781	$15,651	$20,626	$50,410	$60,537

Efficiency Ratio:
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Non-interest expense, as presented	$26,207	$27,143	$27,091	$79,515	$79,856
Net interest income, as presented	$32,584	$32,690	$37,813	$99,554	$110,712
Adjustment for the effect of tax-exempt income(1)	237	235	242	701	700
Non-interest income, as presented	5,072	10,110	9,954	25,048	30,920
Adjustment for net loss on sale of securities	5,335	—	—	5,335	9
Adjusted net interest income plus non-interest income	$43,228	$43,035	$48,009	$130,638	$142,341
GAAP efficiency ratio	69.60%	63.42%	56.71%	63.82%	56.38%
Non-GAAP efficiency ratio	60.63%	63.07%	56.43%	60.87%	56.10%
(1) Assumed a 21% tax rate.

Return on Average Tangible Equity and Adjusted Return on Average Tangible Equity:
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Return on Average Tangible Equity:
Net income, as presented	$9,787	$12,389	$14,267	$34,903	$46,088
Adjustment for amortization of core deposit intangible assets	148	148	156	444	469
Tax impact of above adjustment(1)	(31)	(31)	(33)	(93)	(98)
Net income, adjusted for amortization of core deposit intangible assets	$9,904	$12,506	$14,390	$35,254	$46,459
Average equity, as presented	$470,750	$466,198	$452,815	$466,563	$478,420
Adjustment for average goodwill and core deposit intangible assets	(95,888)	(96,036)	(96,493)	(96,037)	(96,651)
Average tangible equity	$374,862	$370,162	$356,322	$370,526	$381,769
Return on average equity	8.25%	10.66%	12.50%	10.00%	12.88%
Return on average tangible equity	10.48%	13.55%	16.02%	12.72%	16.27%
Adjusted Return on Average Tangible Equity:
Adjusted net income (see "Adjusted Net Income" table above)	$14,002	$12,389	$14,267	$40,570	$46,095
Adjustment for amortization of core deposit intangible assets	148	148	156	444	469
Tax impact of above adjustment(1)	(31)	(31)	(33)	(93)	(98)
Adjusted net income, adjusted for amortization of core deposit intangible assets	$14,119	$12,506	$14,390	$40,921	$46,466
Adjusted return on average tangible equity	14.94%	13.55%	16.02%	14.77%	16.27%
(1) Assumed a 21% tax rate.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	September 30, 2023	June 30, 2023	September 30, 2022
(In thousands, except number of shares, per share data and ratios)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$463,298	$467,376	$431,007
Adjustment for goodwill and core deposit intangible assets	(95,816)	(95,964)	(96,416)
Tangible shareholders' equity	$367,482	$371,412	$334,591
Shares outstanding at period end	14,558,137	14,554,778	14,563,828
Book value per share	$31.82	$32.11	$29.59
Tangible book value per share	25.24	25.52	22.97
Tangible Common Equity Ratio:
Total assets	$5,779,675	$5,743,931	$5,551,724
Adjustment for goodwill and core deposit intangible assets	(95,816)	(95,964)	(96,416)
Tangible assets	$5,683,859	$5,647,967	$5,455,308
Common equity ratio	8.02%	8.14%	7.76%
Tangible common equity ratio	6.47%	6.58%	6.13%

Core Deposits:
(In thousands)	September 30, 2023	June 30, 2023	September 30, 2022
Total deposits	$4,678,406	$4,693,745	$4,568,604
Adjustment for certificates of deposit	(552,111)	(449,265)	(279,603)
Adjustment for brokered deposits	(133,885)	(224,255)	(89,775)
Core deposits	$3,992,410	$4,020,225	$4,199,226

Average Core Deposits:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Total average deposits, as presented(1)	$4,483,614	$4,426,370	$4,531,019	$4,476,668	$4,431,837
Adjustment for average certificates of deposit	(497,301)	(410,272)	(290,043)	(409,909)	(297,646)
Average core deposits	$3,986,313	$4,016,098	$4,240,976	$4,066,759	$4,134,191
(1)     Brokered deposits are excluded from total average deposits, as presented on the Average Balance, Interest and Yield/Rate analysis table.